EXHIBIT 99 Additional Exhibits

              Wholly-owned Subsidiaries of RMS TITANIC (2/28/2001)

                                                    Jurisdiction Under
                                                    the  laws of which
                                                    organized.
                                                    ------------------------

        Danepath Limited                            United Kingdom

        Whitestar Marine Recovery, Ltd.             British Virgin Islands

        Lapwing Capital Limited                     Turks and Caicos Islands